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                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D filed herewith and any amendments thereto, relating to the common stock, $0.01 par value, of United States Antimony Corporation, is, or will be, filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated:  December 26, 2002


                                               /s/ Al W. Dugan
                                        ----------------------------------------
                                        Al W. Dugan



                                        DELAWARE ROYALTY COMPANY, INC.


                                               /s/ Al W. Dugan
                                        ----------------------------------------
                                        Al W. Dugan, President



                                        ANGLO EXPLORATION CORPORATION


                                               /s/ Al W. Dugan
                                        ----------------------------------------
                                        Al W. Dugan, President



                                        HOUSTON RESOURCES CORPORATION


                                               /s/ Al W. Dugan
                                        ----------------------------------------
                                        Al W. Dugan, President